                                                                    EXHIBIT 10.1

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.


                      AMENDMENT NO. 1 TO SUPPLY AGREEMENT

     This Amendment No. 1 to Supply Agreement (the "Amendment") is entered into by and between Glaxo Wellcome Inc. ("GWI") and Catalytica Pharmaceuticals, Inc. ("Supplier") as of May 28, 1998, and amends that certain Supply Agreement entered into by and between Supplier and GWI effective as of July 31, 1997 (together with all exhibits and schedules thereto, the "Agreement").

                                    RECITALS
                                    --------
     A. Supplier is modifying the production capacity of Module 2 of Building 3 in the Primary Facility.

     B. GWI wishes to amend the Agreement to reserve additional reactor capacity in the Primary Facility during 1998 and 1999, and Supplier is agreeable to reserving such additional capacity for GWI.

     C.   GWI may have sufficient requirements to request the Supplier to
produce [*    *    *] in the pilot plant (Module 7 of Building 3).

     THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms not defined in this Amendment shall have the meanings given to them in the Agreement.

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

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.

     2. Supplier and GWI acknowledge that Supplier is presently modifying its manufacturing capabilities in Module 2 of Building 3 in the Primary Facility pursuant to Contract Number 98003 made and entered into as of January 29, 1998 (the "Services Agreement"), by and between GWI and Supplier (the "First Modification"). Supplier has also agreed to undertake and is undertaking, at its expense, an additional modification of Module 2 in the Primary Facility, which modification involves adding a new vessel and will result in an additional
[*    *] Reactor Gallon capacity (the "Second Modification").  Both the First
Modification and the Second Modification are expected to become fully operational for production of saleable product on August 15, 1998. Supplier agrees that upon completion of the two Modifications, it will be able to provide GWI with an additional [ * ] Reactor Gallons from August 15, 1998 through the end of 1998 and an additional [ * ] Reactor Gallons for 1999. These incremental Reactor Gallons are included in the revised aggregate Reactor Gallons reserved as set forth in Paragraph 6 below.

     3. As agreed to in the Services Agreement, the First Modification is expected to increase the Primary Facility's production capacity for finished [ *
*  *  ] to a new total of [*    *] metric tons per year.  GWI and  Supplier have
agreed that the best estimate of the Primary Facility's production capacity for
finished [ *    *    *  ] when the Second Modification is completed, and
assuming the Profile Plant as amended hereunder, would be [ * ] metric tons per year. However, GWI and Supplier acknowledge uncertainty will remain as to the
actual level of annual production capacity for [ *    *    * ] until Supplier
has actual experience with multiple production batches following completion of the First and Second Modifications. Therefore, after 90 days of operation following completion of the First and Second Modifications, the parties agree to promptly meet and

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

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.

agree (i) to jointly review the production output data of the modified Module 2,
(ii) to establish a second Reactor Gallon Factor for [  *    *    * ] to be
utilized where the [*    *     *] is routed through Module 2 (the "M-2 RGF"),
and (iii) to revise the linear programming model referenced in Section 2.4(b) of the Agreement and described in Schedule 2.4(b)(ii) to the Agreement to take into account the production output of the modified Module 2, a copy of which revised model shall be deposited in escrow pursuant to the LP Model Software Escrow Agreement dated as of July 31, 1997. Should the parties be unable to agree on the M-2 RGF within 30 days of the end of 90 days of initial production, then they will select a mutually agreeable independent third party with recognized expertise in chemical manufacturing. This independent third party, along with
[*    *    *    *] of Supplier (or such other individual as Supplier may
designate) and [ *     *     * ] of GWI (or such other individual as GWI may
designate) will jointly establish the M-2 RGF. The decision of two of these three individuals shall be binding on GWI and Supplier.

     4. The review of production output data for the modified Module 2 and the establishment of the M-2 RGF shall not result in any adjustment to the Guaranteed Revenues set forth in Paragraphs 10 and 11 below.

     5. In connection with the Modifications, GWI shall have no obligation to make any payment to Supplier other than (i) as specifically required under the Services Agreement between GWI and the Supplier, (ii) payments under Article V of the Agreement for Products produced in the Primary Facility, and (iii) Guaranteed Revenues under the Agreement as amended herein. In no event shall GWI be obligated to make any other payments related to or arising from the First or Second Modifications, and Supplier shall bear all of those expenses, including without limitation all expenses for validation, trial runs, and scale-up production batches.

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.


     6.   Schedule 2.2(b) to the Agreement is hereby revised by deleting the
number [ *    *    * ] where it appears under the heading "Reactor Gallons Per
KG Per Year" for the product [ *    *    * ] and replacing that number with [ *
*     * ].

     7. Effective upon the determination of the M-2 RGF under Paragraph 3 above, Schedule 2.2(b) to the Agreement shall be amended by deleting the Schedule, as amended pursuant to Paragraph 6 above, in its entirety and replacing it with Schedule 2.2.(b) (Revised) attached hereto; provided, that the final Schedule 2.2(b) (Revised) shall also reflect the M-2 RGF.

     8. Section 2.4(a) of the Agreement is hereby amended as follows: the Reactor Gallon Limitations with respect to the second half of 1998 and calendar year 1999 as set forth in the table entitled "Contract Reservation" shall be
revised by (i) deleting [ *    *     * ] where it appears under the heading
"1998/2H" and replacing it with the number [  *    *     * ] and (ii) deleting
[*    *     *] where it appears under the heading "1999" and replacing it with
the number [*   *   *].

     9. Footnote (a) to the table in Section 2.4(a) of the Agreement is hereby amended as follows: (i) the period at the end of that text is deleted and the following text is inserted at the end of the sentence: "; provided, however, that the volumes used in the Reactor Gallon calculations for the second half of 1998 must be annualized by multiplying by two (2)."

     10. Section 6.1 of the Agreement is hereby amended as follows: (i) the annual amounts of Guaranteed Revenues set forth in tabular form are revised by deleting "$166.4 million" in the line beginning "For

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.

the period ending December 31, 1998" and replacing it with "$173.390 million" and by deleting "$94.0 million " in the line beginning "For the period ending December 31, 1999" and replacing it with "$113.845 million" and (ii) the following shall be inserted at the end of Section 6.1: "If the Modifications
are not fully operational for the production of  [  *      *      *  ] by
August 15, 1998, the annual amounts of Guaranteed Revenues for 1998 and 1999
shall be reduced by $[  *    *  ] per day for each day on or after August 15,
1998 falling within that year on which the Modifications are not fully operational, and if the Modifications are fully operational for the production
of [  *       *      *  ] prior to August 15, 1998, the annual amount of
Guaranteed Revenue for 1998 shall be increased by $[*   * ] per day for
each day prior to August 15, 1998 on which the Modifications are fully operational."

     11. Section 6.2(b) of the Agreement is hereby amended as follows: (i) the line

          "For each month after June 30, 1998 and on or before December 31, 1998
$[*     *] million"

shall be deleted in its entirety and replaced with the following lines:

          "For the month of July 1998                        $[*     *]
million";

          "For the month of August 1998                      $[*     *]
million";

          "For each month after August 31, 1998

               and on or before December 31, 1998            $[*     *]
million";

          "For each month after December 31, 1998

               and on or before December 31, 1999            $[*     *]
million"

and (ii) the following shall be inserted at the end of Section 6.2(b): "If the
Modifications are not fully operational for the production of [ *    *    *    *
] by August 15, 1998, the interim payments for Guaranteed Revenues set forth above for the month of August 1998 or any month thereafter shall be reduced by
$[ *    *   ] per day for each day on or after August 15, 1998 falling within that month on which the Modification is not fully operational, and

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.

if the Modifications are fully operational for the production of
[*    *     *     *] prior to August 15, 1998, the interim payments for
Guaranteed Revenues set forth above for the month of July and/or August 1998,
as the case may be, shall be increased by $[ *   * ] per day for each day in
that month prior to August 15, 1998 on which the Modification is fully operational."

     12. Section 2.3(a) is hereby amended by deleting the date "December 31, 1997" from the third sentence and replacing it with the date "December 31, 1998."

     13. Section 5.1(e) is hereby amended by deleting that subsection in its entirety and replacing it with the following:

          "Certain [  *    *    *   ] Charges.  To the extent Supplier must
           ----------------------------------
     utilize the pilot plant for the production of [  *    *    *  ] in order to
     meet GWI's Binding Primary Commitment for Primary Products to be delivered
     in 1997 or 1998, the Conversion Charge for any [  *    *    *    ] required
     to be and actually manufactured in the [*      *     *     *     *     *
     *     *     *     *] shall be increased by $[*     *] per kilogram over the
     Conversion Charge as determined under Section 5.1(a); provided, however, that the obligations of GWI to make payments under this Section 5.1(e) shall be suspended during any period beginning on August 15, 1998 that the First and Second Modifications have not become fully operational for the
     production of [*    *    *   *    *    *] until the date on which the First
     and Second Modifications are fully operational. Payments due under the provisions of this Section 5.1(e) which are in excess of the Conversion Charge as determined under Section 5.1(a) for the period September 1, 1997 through December

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

                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              OMITTED PORTIONS HAVE BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.

     31, 1997, and all payments due under this Section for 1998 are in addition to the payment of Guaranteed Revenues specified in Section 6.1 hereof."

     14. Schedule 2.4(b)(i), which is attached to the Agreement and incorporated therein by reference, is hereby amended by deleting the pages of
the Schedule entitled "1998 [*    *    *    *]" and "1999 [*    *    *   *
*]" and substituting therefor the attached pages designated "Schedule 2.4(b)(i)
- 2/nd/ Half 1998 [* * * *] (Revised) - GW Profile Plant" and "Schedule 2.4(b)(i) - 1999 [* * * * *] (Revised) - GW Profile Plant", in the form attached hereto.

     15. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of North Carolina.

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

     IN WITNESS WHEREOF, each of the parties have executed this Amendment No. 1 as of the date first written above.
                              GLAXO WELLCOME INC.


                                    /s/ Clifford Disbrow
                              By:   ______________________________
                                    Name:  Clifford Disbrow
                                    Title:


                              CATALYTICA PHARMACEUTICALS, INC.


                                    /s/ Gabriel Cipau
                              By:   ______________________________
                                    Name:  Gabriel Cipau
                                    Title: President


                              CATALYTICA, INC.
                              Executing this Amendment No. 1 for the purposes set forth in Section 25.14 of the Agreement and as required by Section 25.7 thereof


                                    /s/ Ricardo B. Levy
                              By:   _______________________________
                                    Name:  Ricardo B. Levy
                                    Title: President

                                       8